The Secretary AMI Australia Holdings Pty Limited Level 1 204-218 Botany Road Alexandria NSW 2015
St.George Bank Limited
ABN 92 055 513 070

Level 9
65 Berry St
North Sydney NSW 2060

Please reply to:
Ross Fairjones
P 0 Box 6049 Shoppingworld
North Sydney NSW 2060 Telephone 02 8923 2743
Facsimile 02 8923 2746
Email fairjonesr(&stdeorge.com.au

Dear Jacov,

Re : FACILITY OFFER

Following our recent discussions, we are pleased to offer the following facilities:
Borrower:	AMI Australia Holdings Pty Limited ABN 56 095 238 645

• Commercial Overdraft $ 500,000
New Facilities	• Commercial Bill Acceptance/Discount $1,900,000
Total of all Limits	The total of all limits (excluding sublimits) is: $2,400,000
Preconditions to Using the Facilities	Before any person named as a Borrower can use the facilities: 1. they must comply with drawdown requirements we specify from time to time and any other drawdown requirements in this offer.
2. the following things must be provided to us 2.1 the securities (as detailed below)
2.2 Copy of loan statements from Astarra Capital Limited As Trustee For The Professional Pension PST - Pension for the previous twelve (12) months.
2.3 Full and completed Audited Financial Statements as at 30th June 2008 for AMI Australia Holdings Pty Limited to be received prior to any facility availability and to be to the Bank’s satisfaction.

2.4 Confirmation from your external accountants that all taxation obligations are paid and up to date.

Each item must be in form and substance satisfactory to us, our solicitors and our consultants (including evidence of satisfactory stamping, and each item which is not an original document must be certified by the relevant entity (or in the case of annual financial statements, the relevant entity’s accountant or auditor) to be true and up to date).

Other Conditions

Before any person named as a Borrower can use the facilities:

1.      Quarterly Interim Management Accounts (Balance Sheet and Profit & Loss Statements) to be forwarded to the Bank within 45 days of each quarters end (ie: end of March, June, September and December) with the following:

a. Quarterly Asset Certificate with Aged Receivable summary;
b. Confirmation from your external accountants that all taxation obligations are up to date;
c. Certification by Directors that: - Interest Times Cover is no less than 20 Times; - Average Aged Debtors are less than 75 days.
d. A Debenture Certificate providing details of Inventory, Inventory-in-Transit, Aged Debtors, Employee numbers and other Statutory Declarations.

2.      St George Limited is to be satisfied with the value of AMI Australia Holdings Pty Limited’s security on an ongoing basis. At all times, the minimum value of AMI Australia Holdings Pty Limited securities is to be greater than the total amount owing under the facilities.

3. Cash to be received from the sale of Whygo Video Conferencing Pty Limited is to be placed toward principal reductions on the Commercial Bill Facility as follows:
a. $100,000-00 on 15th December 2008; b. $100,000-00 on 30th June 2009. Please note, these principal reductions are in addition to the monthly Principal & Interest repayment of $50,000-00
4. The borrower will not, without the Bank’s prior written consent, repay any moneys owed by it to Advanced Medical Institute Inc, prior to the repayment of the Bank’s facility.

5. The client undertakes to restrict any dividend payment to 50% of any net profit after tax less principal debt reductions.
6. Unless the Bank otherwise consents in writing, during the term of the facility the borrower must:
i. Not make any material changes to its business or dispose of any of its core assets or undertakings;

ii.      Not dispose of its Australian premature ejaculation or impotence business or its interest in PE Patent Holdco Pty Limited, Worldwide PE Patent Holdco Pty Limited or Intelligent Medical Technologies Pty Limited and not permit those entities to dispose of their assets;

iii. Not make changes to the Board or managing director of the company;
iv. Not permit any group company to issue, agree to issue or grant any option to issue any equity or any security convertible into any such equity;
v. Not subscribe or agree to subscribe for any equity interest in any party;
vi. Not repay any loan in priority to payment of this loan;
vii. Not enter into any joint venture agreement or other arrangement which gives any party an interest in the profits of its business; or
viii. Not grant any encumbrance to any party.
7. The Bank will release Whygo Videoing Conferencing Pty Limited as guarantor on the following basis:
a. Principal reductions on the Commercial Bills facility from the sale of the business as follows:
i. $100,000-00 on the 15th December 2008;
ii. $100,000-00 on the 30th June 2009.
b. The sale is completed with transfer of full ownership (directors/ shareholders) to the new owners.
Security	The security for each facility is:
1. First registered fixed and floating charge over all the assets and undertaking of AMI Australia Holdings Pty Limited (Proposed).

2.      Deed of Subordination with payables due to the parent entity of AMI Australia Holdings Pty Ltd being subordinated to lending facilities held with St.George Bank Limited given by AMI Australia Holdings Pty Limited (Proposed).

3.      First registered fixed and floating charge over the all assets and undertaking of AMI International Pty Limited and AMI Management Services Pty Limited and PE Patent Holdco Pty Limited and Advanced Medical Institute Pty Limited and Intelligent Medical Technologies Pty Limited and Whygo Video Conferencing Pty Limited and Worldwide PE Patent Holdco Pty Limited (Proposed).

4.      Cross Guarantee & Indemnity Limited to the amount of $2,400,000, given by AMI International Pty Limited and AMI Management Services Pty Limited and PE Patent Holdco Pty Limited and Advanced Medical Institute Pty Limited and Intelligent Medical Technologies Pty Limited and Whygo Video Conferencing Pty Limited and Worldwide PE Patent Holdco Pty Limited (Proposed).

5. Letter of Comfort given by Advanced Medical Institute Inc (Proposed). Unless indicated otherwise in this facility offer:
a) the amounts secured by the securities include the sum of the total amount owing for all facilities listed in this facility offer and other amounts; and
b) there are no limits on the amounts secured.

St George Limited is to be satisfied with the value of AMI Australia Holdings Pty Limited’s security on an ongoing basis. At all times, the minimum value of AMI Australia Holdings Pty Limited securities is to be greater than the total amount owing under the facilities.

Fees

•      An Establishment fee of $15,000 is now due and payable.
•      Legal fees and other costs for preparing the security documents and this agreement and reviewing documents presented to us under this agreement. In addition, all other statutory charges such as stamp duty, ASIC fees and title office charges are for your account.

These fees are payable in respect of the total facilities detailed in this facility offer (i.e. they do not apply to each facility). The General Standard Terms and the details for particular facilities in this offer set out other fees we can require you to pay. Also, other normal banking fees and charges which may become payable under this facility are set out in the following fees and charges booklets:

•      “Business Lending and Finance Facilities, Fees and Charges for specific services and loan accounts” booklet,
•      “Corporate and Business Accounts and Payment Services, Fees and Charges and how to minimise them” booklet,
•      “Business Accounts and Payment Services, Fees and Charges and how to minimise them” booklet.

Once paid, fees and charges are not refundable.
Financial Information	The following financial information in respect of you and each guarantor must be provided to us within 4 months of the end of each financial year, or more often if we ask:
a) annual accountant prepared financial statements and taxation returns if you are a company
b) consolidated financial statements if you are a member of a group of companies
c) for each non-company, an annual asset and liability statement and taxation returns
d) a budget and cash flow forecast for your business and for the business of your group if you are a member of a group of companies, for the next 12 month period.
Financial Undertakings

You must ensure that, for each quarter:

Interest cover ratio - EBIT for that period equals or exceeds 20.00 times the aggregate amount of your finance costs for that period (including payments in the nature of interest and capitalised interest, the interest component of finance lease and hire purchase payments and all other financial expenses which are allowable as a deduction before determining the taxable amount of your profit).

Cancellation	If you give us three business days’ notice, you may cancel the whole or part of any unused portion of a facility limit. You may not revoke this notice.

1. Commercial Overdraft
Facility Limit	$500,000-00 (Five Hundred Thousand Australian Dollars)
Purpose	General working capital for day to day needs.
Term	6 months from the first day the facility is made available.
Using the Overdraft

We make funds available to you for your overdraft facility through an account we agree to in accordance with our usual practice from time to time. We anticipate that the amount drawn will fluctuate in accordance with the working needs of your business.

You may not allow the facility limit to be exceeded without our approval. If the facility limit is exceeded without our approval, you must repay the excess immediately.
Also, you must comply with the conditions that apply to the use of your account or any card connected to it. Those conditions (including any applicable fees) form part of this facility agreement.
Interest	We charge interest on that part of the balance owing which is within the facility limit at our commercial base rate plus a margin of 1.65% per annum.
The interest rate may vary at any time.
As an indication, our commercial base rate is currently 12.6% per annum.
If the balance owing exceeds the facility limit with or without our approval, we charge interest on that excess at the default rate.
Interest is debited to your account on the last day of each month.
The “Interest” and “Default Interest” clauses in the General Standard Terms explain how we calculate interest.
Fees

You must pay us the following fee(s):
A line fee of 1.O% per annum of the peak facility limit for the month applies. This is calculated daily. It is debited to your account in arrears and is payable by you on the last day of each month.

The ‘Corporate and Business Accounts and Payment Services, Fees and Charges and how to minimise them” booklet under the heading “Business Cheque Account” sets out other normal banking fees and charges which may become payable under this facility.

Repayment	We may demand at any time that you repay the whole or part of the total amount owing. You must repay in full the amount we demand at the time we specify in the demand.

2. Commercial Bill Acceptance/Discount
Facility Limit Purpose	$1,900,000-00 (One Million, Nine Hundred Thousand Australian Dollars)
Term Acceptance	Refinancing Facilities from ANZ Nominees (Astarra Capital Limited As Trustee For The Professional Pension PST - Pension)
Drawdown	3 years from the first drawdown date.
Acceptance	We agree to accept bills of exchange drawn by you when you request us in writing to do so.
Drawdowns	Drawdowns as follows: 1. an initial drawdown of $1,900,000.00 no later than 30 days from the date you accept this offer
You must provide us with details of the requested drawings by close of the business day before the requested drawdown date.
The aggregate face value of all bills outstanding at any time must not exceed the facility limit.
Term to Maturity of Bills	One to six months.
Form of bills	Face value of $100,000.00 each, or such other value we approve and otherwise in the form we require.
Floating Rate Bills

If you ask, we agree to discount bills accepted by us under this facility at a variable rate. Before doing so we agree with you on the term to maturity of the bills. All bills are discounted once only for that maturity. We discount bills at the SGB Rate, which is the rate we are prepared to buy bills of an equivalent term to maturity and face value accepted by an Australian trading bank on the day of acceptance.

Fixed Rate Bills

If you ask, we agree to discount bills accepted by us under this facility at a fixed rate for an agreed term and aggregate face value. You may request this in respect of the first drawing or at the completion of a term to maturity (or expiry of a period in which the discount rate has been previously fixed). We agree to discount bills for an additional period provided the term does not end after the overall term of the facility.

You may request us to give you an indicative quotation as to the discount rate likely to apply (at any time). However, any indicative quotation given is not binding on us. If we agree, you can also request us to fix a rate for a specific term and aggregate face value, to apply at a future date (called a “forward start bill arrangement”).

Following the end of any period in which the discount rate has been fixed, if you do not ask us to fix it for a further period, the discount rate will be calculated on a variable basis (see “Floating Rate Bills” above).

Capped Rate Bills

If you ask, we agree to discount bills accepted by us under this facility at a capped rate for an agreed term and aggregate face value. You may request this in respect of the first drawing or at the completion of a term to maturity (or expiry of a period in which the discount rate has been previously capped). We agree to discount bills for an additional period provided the term does not end after the overall term of the facility.

We discount Capped Bills at either the cap rate or the reference rate (the reference rate we use is the rate set out in “Floating Rate Bills” above). If, on the acceptance date of any bills during the agreed capped rate term,

•      the reference rate is greater than the cap rate, then the bills are discounted at the cap rate;
•      the reference rate is less than or equal to the cap rate, the bills are discounted at the reference rate.

You may request us to give you an indicative quotation as to the cap rate likely to apply (at any time). However, any indicative quotation given is not binding on us. If we agree, you can also request us to cap a rate for a specific term and aggregate face value, to apply at a future date (called a “forward start bill arrangement”).

Following the end of any period in which the discount rate has been capped, if you do not ask us to cap it for a further period, the discount rate will be calculated on a variable basis (see “Floating Rate Bills” above).

Collared Rate Bills

If you ask, we agree to discount bills accepted by us under this facility at a rate equal to or between a cap rate and a floor rate for an agreed term and aggregate face value. These are known as Collared Rate Bills. You may request this in respect of the first drawing or at the completion of a term to maturity (or expiry of a period in which the discount rate has been set for Collared Rate Bills). We agree to discount bills for an additional period provided the term does not end after the overall term of the facility.

We discount Collared Rate Bills at either a cap rate, a floor rate or the reference rate (the reference rate we use is the rate set out in “Floating Rate Bills” above).
If, on the acceptance date of any bills during the agreed capped rate term, the reference rate is:

•      greater than the cap rate, then the bills are discounted at the cap rate;
•      equal to or less than the cap rate and equal to or greater than the floor rate, then the bills are discounted at the reference rate;
•      less than the floor rate, then the bills are discounted at the floor rate.

You may request us to give you an indicative quotation as to the cap and floor rates likely to apply (at any time). However, any indicative quotation given is not binding on us. If we agree, you can also request us to agree to cap and floor rates for a specific term and aggregate face value, to apply at a future date (called a “forward start bill arrangement”).

Following the end of any period in which the discount rate has been set for collared rate bills, if you do not ask us to enter into collared rate bills for a further period, the discount rate will be calculated on a variable basis (see “Floating Rate Bills” above).

Customised Bill Solutions

We have a range of interest rate exposure management products which we bundle together under our Customised Bill Solutions package. The following combinations can be arranged to suit your requirements:

•      Floating Rate Bill + Capped Rate Bill
•      Floating Rate Bill + Collared Rate Bill
•      Fixed Rate Bill + Floating Rate Bill
•      Fixed Rate Bill + Capped Rate Bill
•      Fixed Rate Bill + Collared Rate Bill
•      Fixed Rate Bill + Capped Rate Bill + Floating Rate Bill
•      Fixed Rate Bill + Collared Rate Bill + Floating Rate Bill.

Please contact your Relationship Manager to discuss our Customised Bill Solutions packages.
Interest Rate Exposure Management

We have a further range of interest rate exposure management products. If you are interested in entering into a specific type of interest rate exposure management transaction, we invite you to contact your Relationship Manager to discuss your requirements (see “Entering financial markets transactions” in the General Standard Terms).

Fees

You must pay us the following fee(s):

An acceptance fee of 1.65% per annum on the face value of each bill we accept. It is calculated from and including the date we accept a bill until but excluding the date of maturity of the bill. It is payable by you on the day we accept a bill and is deducted from any discounted proceeds

A preparation/rollover fee of $120 is payable by you at drawdown and on each rollover.
Premiums

A premium is payable for entering into Capped Rate Bills and Collared Rate Bills. Its amount and the date you must pay it is set out in the confirmation we issue to you when we discount the Capped Rate Bill or the Collared Rate Bill. (If the confirmation specifies more than one premium, but does not specify which is payable on which premium payment date, the first premium specified is payable on the first premium payment date specified, and so on.)

However, a confirmation for Collared Rate Bills may specify a net premium to be paid by the net premium payer. If the confirmation does this, then only the net premium is payable on the net premium payment date set out in the confirmation. (If the confirmation specifies more than one net premium, but does not specify which is payable on which net premium payment date, the first net premium specified is payable on the first net premium payment date specified, and so on.)

Indemnity

You must pay us an amount equal to the face value of each bill we accept under this facility not later than 10.00 am on the day the bill falls due for payment at the completion of the term to maturity. You also indemnify us against, and therefore you must pay us on demand for, any other liability, loss or costs we incur or suffer in connection with our acceptance of bills under this facility.

If you elect not to rollover any bills discounted during a period in which the discount rate has been fixed, (or if you and we enter into a forward start bill arrangement and, for any reason, any bill is not drawn on the agreed future date) you must, in addition to your indemnification obligations, pay us any break costs (see the “Break costs” clause in the General Standard Terms).

If you do not pay any amount you owe us when it is due (including any amount payable under this “Indemnity”) you must pay interest on that overdue amount at the default rate. The “Default Interest” clause in the General Standard Terms explains how we calculate default interest.

Rollover

If you are not in default we agree to rollover maturing bills, in which case the procedures set out above apply equally. Unless you tell us otherwise by close of the business day before the relevant rollover date, we will rollover maturing bills for bills of an equivalent face value and an equivalent term to maturity or to the end of the term (whichever is shorter).

However, if we discount the replacement bills, your obligation to pay us the face value of maturing bills is reduced by the discounted proceeds of the replacement bills.
Confirmations

Usually we will send you a confirmation of the commercial details of Fixed Rate Bills, Capped Rate Bills, Collared Rate Bills and Customised Bill Solution. The confirmation is to be read in conjunction with this facility agreement. Within one business day of receiving the confirmation you must sign and return a copy of it to us or tell us if you think there is an error in it (you are bound by the terms and conditions unless you tell us of a possible error within that time). However, the transaction described in the confirmation is still valid if these procedures are not followed.

Authority to Sign and Complete Bills

You authorise each of our employees whose job title includes the word “manager” or “solicitor”, individually to:
•      sign on your behalf as drawer and indorser in blank any bill to be drawn and indorsed by you under this facility; and

• deliver and issue the bill for you; and
• complete the bill (including the tenor) in accordance with your request; and
• complete the face value of the bill, insert the drawdown date or rollover date as the issue date and complete any other incomplete aspect of the bill.

Should you have any questions, or if you would like to discuss these or any other issues, please do not hesitate to contact me.

Yours sincerely

Ross Fairjones
Relationship Manager

Acceptance by you:

By signing this document, you:

1.	accept the facilities on the terms set out in this facility offer and the General Standard Terms

2.	acknowledge that:

a.	a legally binding contract is created between you and us

b.	you have made your own independent judgment and decision to enter this facility agreement and are not relying on any information given or representations made by us to you

3.	make the declarations in the General Standard Terms.

We recommend that you obtain independent legal and financial advice before entering into this facility agreement.

EXECUTED by AMI AUSTRALIA PTY LIMITED ABN 56 095 238 645 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

Acknowledgement by guarantor(s):

The terms of this facility agreement are acknowledged by each guarantor

EXECUTED by AMI INTERNATIONAL PTY LIMITED ABN 14 120 970 461 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

EXECUTED by AMI MANAGEMENT PTY LIMITED ABN 56 116 456 136 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

EXECUTED by PE PATENT HOLDCO PTY LIMITED ABN 65 116 786 737 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

EXECUTED by ADVANCED MEDICAL INSTITUTE PTY LIMITED ABN 21 117 372 915 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

EXECUTED by INTELLIGENT MEDICAL TECHNOLOGIES PTY LIMITED ABN 30 107 047 496 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

EXECUTED by WHYGO VIDEO CONFERENCING PTY LIMITED ABN 44 105 732 492 in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated:

EXECUTED by WORLDWIDE PE PATENT PTY LIMITED (ABN 16 117 157 427) in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
) ) ) ) )
Signature of Director	) )	Signature of director/company secretary* *delete whichever is not applicable
) ) )
Name of director (block letters)	) ) )	Name of director/company secretary* (block letters) *delete whichever is not applicable
) ) ) ) ) )
Dated:		Dated: